UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 21, 2006

Fiserv, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

255 Fiserv Drive, Brookfield, Wisconsin 53045
(Address of principal executive offices, including zip code)

(262) 879-5000
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        Fiserv, Inc. (the "Company") will enter into a Key Executive Employment and Severance Agreement ("KEESA") with Thomas J. Hirsch effective May 1, 2006 in connection with his appointment as Executive Vice President, Chief Financial Officer and Treasurer as described in Item 5.02(c) below. The KEESA provides that Mr. Hirsch is entitled to benefits if, within three years after a change in control of the Company (as defined in the KEESA), Mr. Hirsch's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the KEESA) or (ii) termination by Mr. Hirsch for good reason (as defined in the KEESA). The benefits provided are (i) a cash termination payment of (a) two times the sum of Mr. Hirsch's annual salary plus (b) his highest annual bonus during the three years before the change in control and (ii) continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the termination. The KEESA provides that if any portion of the benefits under the KEESA or any other agreement for Mr. Hirsch would constitute an "excess parachute payment" for purposes of the Internal Revenue Code, then Mr. Hirsch will have the option either to receive the total payments and pay the 20% excise tax imposed by the Internal Revenue code or to have the total payments reduced such that Mr. Hirsch will not be required to pay the excise tax. The foregoing description of the KEESA is qualified in its entirety by reference to the full text of the KEESA, a copy of which is filed by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	On November 7, 2005, Kenneth R. Jensen notified the Company he intends to retire as Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary and resign as a director of the Company, with an effective date to be determined. Mr. Jensen will no longer be the Company's Chief Financial Officer effective July 1, 2006.

(c)	On April 21, 2006, the Company's Board of Directors appointed Thomas J. Hirsch as Executive Vice President of the Company, effective May 1, 2006, and as Chief Financial Officer and Treasurer of the Company, effective July 1, 2006. Mr. Hirsch is 42 years of age and has served as the Senior Vice President and Controller of the Company since 2002. Mr. Hirsch joined the Company in 1994 as an Assistant Controller and became Corporate Assistant Controller in 1996, Corporate Vice President in 1997 and Corporate Controller in 1999, before assuming his current position. Prior to joining the Company, Mr. Hirsch was a Manager in the Audit Division of Deloitte & Touche. There are no family relationships between Mr. Hirsch and any director or executive officer of the Company. In connection with such appointment, the Company will enter into a KEESA with Mr. Hirsch described in Item 1.01 above. In connection with such appointment, the Compensation Committee of the Company's Board of Directors approved a grant, effective May 1, 2006, to Mr. Hirsch of 20,000 stock options that will vest 100% on the third anniversary of the grant date. A copy of the press release announcing Mr. Hirsch's appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(d)	Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Key Executive Employment and Severance Agreement, effective May 1, 2006, between the Company and Thomas J. Hirsch (filed as Exhibit 10.4 to the Company's Form 10-K dated February 27, 2002 and incorporated herein by reference (File No. 000-14948)).

(99.1)	Press Release of Fiserv, Inc., dated April 25, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.
Date: April 25, 2006	By: /s/ Kenneth R. Jensen
Kenneth R. Jensen
Senior Executive Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary

FISERV, INC.

Exhibit Index to Current Report on Form 8-K
Dated April 21, 2006

 Exhibit
Number

(10.1)	Key Executive Employment and Severance Agreement, effective May 1, 2006, between the Company and Thomas J. Hirsch (filed as Exhibit 10.4 to the Company’s Form 10-K dated February 27, 2002 and incorporated herein by reference (File No. 000-14948)).

(99.1)	Press Release of Fiserv, Inc., dated April 25, 2006.

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